SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of


                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 11, 2002



                         Commission File Number: 0-18942


                           ILM II SENIOR LIVING, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Virginia                                             06-1293758
-----------------------------------                  --------------------------
     (State of organization)                               (I.R.S. Employer
                                                            Identification No.)

1750 Tysons Boulevard, Suite 1200,
Tysons Corner, Virginia                                        22102
---------------------------------------                   -----------------
(Address of principal executive office)                       (Zip Code)

                 (888) 257-3550
----------------------------------------------------
(Registrant's telephone number, including area code)


                                  (Page 1 of 4)
                         Exhibit Index Appears on Page 5


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ITEM 5.  OTHER EVENTS.

     As previously disclosed, in connection with its BRE/Independent Living, LLC ("BRE") litigation, on May 28, 2002, ILM II paid $750,000 to BRE in full settlement of BRE's claims brought against ILM II. In September 2002, ILM II received a $150,000 insurance recovery on that claim, resulting in a total aggregate insurance recovery of $350,000 on the claim. ILM II does not anticipate any further insurance recovery related to such claim.

     As previously reported, ILM II became subject to a built-in gain tax liability of approximately $2,931,000 upon the sale of its Senior Housing Facilities. On August 5, 2002, ILM II paid $1,423,000 of the built-in gain tax and in September 2002, ILM II paid in full the then remaining balance.

     Further, as previously reported, ILM II is managing an arbitration claim it has against another party relating to the termination of the merger transaction with Capital Senior Living Corporation in February 2001. Upon enforcement and collection of an arbitration award, if any, and subsequent to ILM II's payment of the costs associated with its liquidation and dissolution, and the costs associated with the pursuit of the arbitration claim, ILM II intends to make a final liquidating distribution to its shareholders, equal to its then remaining assets. While there can be no assurances, ILM II anticipates that an arbitration decision will be rendered by the end of November 2002.

     As of September 30, 2002, ILM II's total assets approximated $6.1 million and its total liabilities approximated $2.9 million, and it was anticipated that ILM II would, in addition to its existing liabilities, incur as additional expense between $700,000 and $1.4 million with respect to its future operations and ultimate winding up.

     This report contains "forward-looking statements" based on ILM II's current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties which could cause actual results and events to differ materially from those anticipated. These results and events include, without limitation, the amount and timing of future distributions, if any, the costs and expenses associated with the liquidation and distribution of ILM II's assets, the amount of an arbitration recovery, if any, etc. Further, there can be no assurance or certainty that there will be any further distributions paid to ILM II's shareholders. ILM II undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)  Not Applicable

        (b)  Not Applicable

        (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

             99.1 Press Release of ILM II Senior Living, Inc. dated November 11, 2002.


                                    (Page 2)


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      ILM II SENIOR LIVING, INC.


                                      By:/s/J. William Sharman, Jr.
                                         -------------------------------------
                                         J. William Sharman, Jr.
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer


Dated:  November 11, 2002


                                    (Page 3)


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                                  EXHIBIT INDEX

                                                                     Page No.

99.1     Press Release of ILM II Senior Living, Inc.                    5
         dated November 11, 2002.


                                    (Page 4)